Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion and use in the Annual Report on form 10-KSB of Universal Guardian Holdings, Inc. for the year ended December 31, 2003 of our report dated March 13, 2004 appearing in that Annual Report.

                                        /s/  Stonefield Josephson, Inc.
                                        Certified Public Accountants

Santa Monica, California
April 13, 2004